Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46722-01) pertaining to the IHCC Retirement Savings Plan and Trust (formerly the Kentucky Investors, Inc. and Affiliated Companies 401(k) Savings Plan and Trust) of our report dated March 22, 2012, related to the consolidated financial statements of Investors Heritage Capital Corporation included in this Annual Report (Form 10-K) for the two years ended December 31, 2011.

/s/ Mountjoy Chilton Medley LLP

Louisville, Kentucky
March 22, 2012